EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned, a director of The St. Paul Companies, Inc., a Minnesota corporation (“The St. Paul”), do hereby make, nominate and appoint Bruce A. Backberg and Bruce H. Saul, or either of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2002, to be filed by The St. Paul with the Securities and Exchange Commission, and any amendments thereto, and shall have the same force and effect as though I had manually signed the Form 10-K or amendments.

Dated: March 13, 2003	Signature:	Carolyn H. Byrd
	Name:	Carolyn H. Byrd

Dated: March 13, 2003	Signature:	John H. Dasburg
	Name:	John H. Dasburg

Dated: March 13, 2003	Signature:	Janet M. Dolan
	Name:	Janet M. Dolan

Dated: March 13, 2003	Signature:	Kenneth M. Duberstein
	Name:	Kenneth M. Duberstein

Dated: March 13, 2003	Signature:	Lawrence G. Graev
	Name:	Lawrence G. Graev

Dated: March 13, 2003	Signature:	Pierson M. Grieve
	Name:	Pierson M. Grieve

Dated: March 13, 2003	Signature:	Thomas R. Hodgson
	Name:	Thomas R. Hodgson

Dated: March 13, 2003	Signature:	David G. John
	Name:	David G. John

Dated: March 13, 2003	Signature:	William H. Kling
	Name:	William H. Kling

Dated: March 13, 2003	Signature:	John A. MacColl
	Name:	John A. MacColl

Dated: March 13, 2003	Signature:	Bruce K. MacLaury
	Name:	Bruce K. MacLaury

Dated: March 13, 2003	Signature:	Glen D. Nelson
	Name:	Glen D. Nelson

Dated: March 13, 2003	Signature:	Gordon M. Sprenger
	Name:	Gordon M. Sprenger